Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Evans Bancorp, Inc.:
We consent to the incorporation by reference in the Registration Statements (No. 333-106655, No. 333-123679, and No. 333-160262) on Form S-8 and (No. 333-123678 and No. 333-34347) on Form S-3 of Evans Bancorp, Inc. of our reports dated March 5, 2010, with respect to the consolidated balance sheets of Evans Bancorp, Inc. and subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2009, and assessment of the effectiveness of internal control over financial reporting as of December 31, 2009, which reports appear in the December 31, 2009 Annual Report on Form 10-K of Evans Bancorp, Inc. Our report dated March 5, 2010 on the consolidated financial statements referred to above included an explanatory paragraph describing the adoption of the provisions of Statement of Financial Accounting Standards No. 141(R), Business Combinations, (included in Financial Accounting Standards Board Accounting Standards Codification Topic 805, Business Combinations), in 2009.

/s/ KPMG LLP
KPMG LLP
Buffalo, New York
March 5, 2010

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